                                                                    EXHIBIT 10.1

                                                        Private and Confidential



                         SEVERANCE AND RELEASE AGREEMENT

         THIS SEVERVANCE AND RELEASE AGREEMENT ("Agreement") is made and entered into as of October 31, 2004 (the "Effective Date") by and between Robert W. Churinetz ("Employee") and Wright Medical Technology, Inc. ("Company").

         DEFINITIONS:

                  A.       As used herein, the term "Employee" shall mean Robert
                           W. Churinetz, Employee's heirs, personal representatives and assigns.

                  B. As used herein, the term "Company" shall mean Wright Medical Technology, Inc., its successors, assigns, affiliates, divisions, and all of the past and present officers, directors, employees and agents, in their individual and representative capacities.

         WHEREAS, the Employee and the Company desire to settle and resolve all matters pertaining to Employee's employment with Wright Medical Technology, Inc. and the termination of that employment;

         NOW THEREFORE in consideration of the promises, agreements, releases and obligations as hereinafter set forth, it is agreed by the Employee and the Company as follows:

         1. The Employee unconditionally releases the Company from any and all causes of action and liability related to the Employee's hire, employment, and termination of employment at Company occurring prior to and up to the effective date of this Agreement, including, but not limited to, any breach of contract claims, common law tort claims, claims of discrimination, claims for benefits (including claims under the Employee Retirement Income Security Act of
1974), as well as any claims which the Employee may have under or in connection with any and all local, state or federal ordinances, statutes, or common law. The only exclusion from this release is a claim that some term of this Agreement has been violated. Company represents to Employee that as of the date of this Agreement, it does not have or know of any claims or causes of actions which it may have against Employee. Employee shall be entitled to indemnification by the Company for acts arising in the course of Employee's employment in accordance with and subject to the indemnification provisions contained in the Articles of Incorporation and/or Bylaws of the Company as in effect from time to time.

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Severance and Release Agreement                         PRIVATE AND CONFIDENTIAL
October 31, 2004
Page 2

_____________________

         2. The Employee's employment with the Company will be terminated at the close of business on October 31, 2004.


         3. The Employee certifies that this Agreement is fully understood by Employee, is entirely satisfactory to Employee, and that Employee's signing of this Agreement is Employee's own free and informed act and deed and that Employee has been given the opportunity to discuss it with counsel of Employee's choosing.

         4. The Employee acknowledges that they are currently able to work in their current position without limitations, either physical or mental and without any accommodation for any physical or mental ailment.


         5. To the extent permitted by law, the Employee and the Company agrees each will maintain the strictest secrecy and will not disclose the terms of this Agreement to any agency or person except where disclosure is compelled pursuant to legal process or for reporting purposes to Federal, State, or local taxing authorities, or in discussions with legal and financial advisors and employee's immediate family members.

         6. The Employee further agrees not to disclose to any person any matters relating to the confidential business affairs of the Company or the confidential business affairs or the personal affairs of any officer, director or employee of the Company, or to take any action or make any written or oral statement at any time which could tend, in the sole discretion of the Company, to disparage, demean or embarrass the Company, or its subsidiaries, divisions, officers, directors or employees.

         7. The Employee further agrees to execute Exhibit A, which releases the Company from any and all liabilities under the Age Discrimination in Employment Act.

         8. The Employee agrees to cooperate with the Company during the Severance period by providing information, in response to any reasonable request, relative to the Employee's duties performed heretofore. The person through whom this information shall be requested will be the Employee's direct report as the date of this agreement, or their designee.

         9. This Agreement, and any dispute arising in connection with its operation or execution, shall be construed in accordance with and governed by the statutes and common law of the State of Tennessee and shall be resolved by binding arbitration in Memphis, Tennessee. Each party to this Agreement will select one

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Severance and Release Agreement                        PRIVATE AND CONFIDENTIAL
October 31, 2004
Page 3

-------------------------------

arbiter. The two arbiters so selected shall then select a third. Decisions of the arbitration panel shall be binding upon the parties hereto. The prevailing party shall be entitled to have all expenses, including, but not limited to, attorney fees and any fees submitted by the arbitrators to be paid by the non-prevailing party.

         10. This Agreement reflects the entire agreement of the parties relative to the subject matter hereof and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises.

         11. The parties agree that each provision of this Agreement is severable and further agree that if any term or provision is held to be invalid, void, or unenforceable by a court of competent jurisdiction or an administrative agency for any reason whatsoever, such ruling shall not affect the validity of the remainder of this Agreement.

         12. In exchange for this agreement, ADEA Release and Agreement attached as Exhibit A the Company will provide pay and benefits as follows:

                  (a). Severance pay equal to five months at the salary rate in effect at termination payable over the course of the Severance Period in accordance with the Company's normal payroll practices.

                  (b).     Earned and unused vacation for 2004, if any.

                  (c). Professional re-employment services provided by Russell, Montgomery & Associates at the Executive Career Transition Program level.

                  (d). COBRA paid group medical, dental, and vision plan coverage during the time the employee is receiving severance pay (the "Severance Period").

                  (e). The attorney's fee for review of the release agreement of up to, but not to exceed $200.

                  (f). Any stock options you have are governed by the specific stock option agreement and the applicable stock option plan. This Agreement does not supersede those stock related agreements. The following points generally apply to your options: (1) options that have not yet vested at the time of termination shall expire and no further vesting shall occur with respect to those options; (2) vested options remain exercisable until
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Severance and Release Agreement                        PRIVATE AND CONFIDENTIAL
October 31, 2004
Page 4
-------------------------------

                  the earlier of the Expiration Date or the date that is ninety
                  (90) days after termination if the termination is without cause; (3) if the termination is voluntary, other than for reasons of disability or retirement, or if the termination is for cause, then all of the options, to the extent not exercised prior to termination, whether exercisable or not, shall immediately lapse and be cancelled. Check your stock option agreement and the applicable stock option plan for the specific terms that apply to your stock options.


     THE EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE READ THIS SEVERANCE AND RELEASE AGREEMENT, THAT EMPLOYEE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.

                   AGREED AND ACCEPTED as of the Effective Date.


EMPLOYEE:                                   WRIGHT MEDICAL TECHNOLOGY, INC.

/s/ Robert W. Churinetz                     By:    /s/ Jason P. Hood
-----------------------                            -----------------------------
Robert W. Churinetz                                Jason P. Hood, Vice President
                                            Title: General Counsel and Secretary
                                                   -----------------------------

                                                        PRIVATE AND CONFIDENTIAL

                                   EXHIBIT A


                           ADEA RELEASE AND AGREEMENT

         As a material inducement to Wright Medical Technology, Inc. (hereinafter referred to as "Wright" or "Employer") to enter into this ADEA Release and Agreement (the "Release" or "Agreement") with Robert W. Churinetz (hereinafter referred to as "Employee") (for Employee, Employee's heirs, executors, administrators and assigns), Employee hereby unconditionally releases and forever discharges Wright and each of the Wright's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights, under the Age Discrimination in Employment Act of 1967, as amended from time to time, and other federal, state, or local laws prohibiting discrimination, any claims the employee may have with regard to Employee's hiring, employment, or electing the re-employment program and termination of employment claims growing out of any legal restrictions on Wright's right to terminate its employees ("Claim" or "Claims"), which the Employee now has, owns or holds, or claims to have owned or held, or which the Employee at any time hereinafter may have owned or held or claimed to have owned or held against Wright.

         To comply with the Older Workers Benefit Protection Act of 1990, as amended from time to time, the Release and Agreement has advised Employee of the legal requirements of this Act and fully incorporated the legal requirements by reference into this Agreement as follows:

         a. This Agreement is written in layman's terms, and the Employee understands and comprehends its terms;

         b. Employee has been advised of Employee's rights to consult an attorney to review the Agreement;

         c. Employee does not waive any rights or claims that may arise after the date the Release is executed;

         d. Employee is receiving consideration beyond anything of value to which he already is entitled;

         e. Employee has been given a reasonable period of time to consider this Agreement.

         As consideration for this Release, Wright agrees to provide the items listed previously in paragraph 12 of the Severance and Release Agreement dated October 31, 2004. The Employee enters into this Release with full knowledge of its contents and enters into this Agreement voluntarily.

ADEA Release and Agreement                              PRIVATE AND CONFIDENTIAL
October 31, 2004
Page 2

_____________________


                              AGREED AND ACCEPTED

EMPLOYEE:                                                    WRIGHT MEDICAL TECHNOLOGY, INC.

I acknowledge that I fully understand and agree that this Agreement may be pleaded by Wright Medical Technology, Inc. as a complete defense to any claim which hereafter may be asserted by me or a claim against Wright Medical Technology, Inc.
for or on account of any matter or thing whatsoever arising out of the employment relationship or my termination from active employment.

/s/ Robert W. Churinetz
-------------------------------------------                   By: /s/ Jason P. Hood
Robert W. Churinetz                                              --------------------------------
                                                                  Jason P. Hood, Vice President


                                                              Title: General Counsel and Secretary
                                                                     ------------------------------

SWORN TO AND SUBSCRIBED, before me, a                         SWORN TO AND SUBSCRIBED, before me, a
Notary Public, in my presence this 11th day of                Notary Public, in my presence this 17th day of
November, 2004                                                November, 2004

      /s/ Janet Wood                                                Deneise K. Speakman
      ------------------------------                                ----------------------------
      Notary Public                                                  Notary Public

County of Shelby                                              Shelby County
State of Tennessee                                            Tennessee
My Commission Expires: 7-11-06                                My Commission Expires: _____________________

NOTE: EMPLOYEE IS HEREBY ADVISED OF THEIR RIGHT TO RESCIND AND NULLIFY THIS AGREEMENT, WHICH RIGHT MUST BE EXERCISED, IF AT ALL, WITHIN SEVEN (7) DAYS OF THE DATE OF EMPLOYEE'S SIGNATURE. EMPLOYEE MUST REVOKE RELEASE BY LETTER TO WRIGHT MEDICAL, TECHNOLOGY, INC., ATTENTION: GENERAL COUNSEL, 5677 AIRLINE ROAD, ARLINGTON, TN (ZIP CODE ILLEGIBLE), WITHIN SEVEN (7) DAYS. NO CONSIDERATION SHALL BE CONVEYED UNTIL SUCH TIME PERIOD HAS EXPIRED.